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                                                                   EXHIBIT 10.14

                             ASSIGNMENT OF AGREEMENT
                                       FOR
                         MANAGEMENT CONSULTING SERVICES

      THIS ASSIGNMENT, dated as of February 15, 2001, among DISCOVERY TOYS, INC., a California corporation (the "Company"), WILLIAM S. WALSH ("Walsh"), McGUGGAN, LLC, a New Jersey limited liability company ("McGuggan") and DISCOVERY TOYS, L.L.C., a New Jersey limited liability company ("Discovery LLC").

      WHEREAS, the Company, McGuggan and William S. Walsh are parties to that certain Agreement for Management Consulting Services, dated as of January 15, 1999 (the "Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings given in the Agreement); and

      WHEREAS, McGuggan desires to assign to Discovery LLC all of its rights and obligations under the Agreement, and requests the Company's consent to such assignment.

      NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

      1. ASSIGNMENT. Subject to the terms of this Assignment, McGuggan hereby sells, assigns and conveys to Discovery LLC, without representation or warranty, and without recourse, all of McGuggan's obligations, right, title and interest in, to and under the Agreement, effective as of January 1, 2001, including all rights to fees for periods thereafter, but excluding any rights to fees for periods before such date. Discovery LLC hereby accepts such sale, assignment and conveyance and assumes and agrees to perform McGuggan's obligations under the Agreement.

      2. CONSENT AND RELEASE BY THE COMPANY. The Company hereby consents to the assignment set forth in Section 1 and agrees that Discovery LLC will be obligated, in place of McGuggan, to render Management Consulting Services pursuant to the Agreement. The Company hereby releases McGuggan from any liability or obligations to the Company under the Agreement, and all parties agree that McGuggan will no longer be a party to the Agreement and Discovery LLC will replace McGuggan under the Agreement, effective from January 1, 2001.

      3. AGREEMENT TO BE BOUND. Discovery LLC hereby agrees to be bound by and to perform in accordance with the terms of the Agreement in all respects as if Discovery LLC had been a party thereto continuously from January 1, 2001.

      4. NOTICES. For purposes of the notice provision set forth in Section 13 of the Agreement, Discovery LLC's address is 365 South Street, Morristown, New Jersey 07962.

      5. CONTINUED EFFECTIVENESS. Except as specifically amended by and/or inconsistent with this Assignment, all of the terms and provisions of the Agreement shall remain unchanged and in full force and effect and are hereby ratified, adopted and confirmed in all respects.

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      IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above-written.

                                    DISCOVERY TOYS, INC.


                                    By:
                                       -----------------------------------------
                                       James Cascino, Chief Executive Officer


                                    MCGUGGAN L.L.C.


                                    By:
                                       -----------------------------------------
                                       James Liati, Secretary



                                    --------------------------------------------
                                    WILLIAM S. WALSH


                                    DISCOVERY TOYS, L.L.C.


                                    By:
                                       -----------------------------------------
                                       Anthony Calandra, Manager



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